EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES ELP-1

                                DISTRIBUTION DATE
                                  JULY 15, 2002

                             CUSIP NUMBER 740434766

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the El Paso Energy Corp. Debentures (the "Underlying Securities"):

           Interest:                                  $1,186,374.75
           Principle:                                         $0.00
           Premium:                                           $0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

           Paid by the Trust:                                 $0.00
           Paid by the Depositor:                         $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

        Class A:

           Interest:                                  $1,186,374.75
           Principal:                                         $0.00

           Unpaid Interest Accrued:                           $0.00

        Class B:

           Interest:                                     $15,508.17
           Principal:                                         $0.00

           Unpaid Interest Accrued:                           $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current relating assigned to the Certificates.

           Principal Amount:                            $50,754,000
           Interest Rate:                                    7.750%

           Rating:
                   Moody's Investor Service        Ba2 (as of November 26, 2002)
           Standard & Poor's Rating Service        BB (as of December 4, 2002)

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

           Class A: ($25 Stated Amount)
           Initial Principal Balance:                   $50,754,000
           Reduction:                                           (0)

           Principal Balance 07/15/02:                  $50,754,000

           Class B: ($25 Notional Principal Amount)
           Initial Principal Balance:                   $50,754,000
           Reduction:                                           (0)

           Principal Balance 07/15/02:                  $50,754,000